Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF FRONTIER COMMUNICATIONS PARENT, INC. (THE “CORPORATION”)
(Amended and Restated November 9, 2022)

ARTICLE I
OFFICES

Section 1.1         Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the Corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2         Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II
STOCKHOLDERS MEETINGS

Section 2.1         Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

At each annual meeting, the stockholders entitled to vote on such matters shall elect directors of the Corporation and may transact any other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 2.2         Special Meetings. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”) or provided in the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only by or at the direction of the Board by the direction of a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board. Only such business that is specified in the notice of the meeting shall be transacted at a properly called special meeting. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3       Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4          Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting (including abstentions and broker non-votes) shall constitute a quorum for the transaction of business at such meeting except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5         Voting of Shares.

(a)        Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)        Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)        Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i)          A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)       A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)        Required Vote. All matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon (other than the election of directors (who shall be elected by a plurality of all votes cast)), unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)         Votes for Election of Directors. At all meetings of stockholders for the election of directors, votes cast shall include any votes against that nominee’s election and any directions to withhold authority with respect to that nominee’s election and shall exclude abstentions and broker non-votes with respect to that nominee’s election, but abstentions and broker non-votes will be considered for purposes of establishing a quorum. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board, any votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions.

(f)        Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6         Adjournments. Any meeting of stockholders, annual or special, may be recessed or adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the recessed or adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that properly could have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7          Advance Notice for Business.

(a)         Annual Meetings of Stockholders. No business (other than the election of directors, which is governed by Section 3.2) may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who was a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a), on the record date for the determination of stockholders entitled to vote at the meeting and on the date of such annual meeting, (y) who is entitled to vote at such annual meeting and (z) who complies with the notice procedures set forth in this Section 2.7(a). For the avoidance of doubt, the foregoing clause (iii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board).

(i)          In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders to be held after January 1, 2021, be deemed to have occurred on May 5, 2021); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the annual meeting and not later than the later of (x) the close of business on the 90th day before the annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation, whichever occurs first. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)         To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth, on the form provided to the stockholder upon written request to the Secretary and verification that the requesting party is a stockholder or is acting on behalf of a stockholder, as to each such matter such stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons that such stockholder believes conducting such business at the annual meeting and taking such actions would be in the best interests of the Corporation and its stockholders, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Stockholder Associated Person, (C) the class or series and number of shares of capital stock of the Corporation (including any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and any Stockholder Associated Person that are separated or separable therefrom) that are owned beneficially and of record by such stockholder, by the beneficial owner, if any, on whose behalf the proposal is made, and by any other Stockholder Associated Person (including any shares of any class or series of the Corporation as to which such stockholder has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time, including where such stockholder has any proportionate interest in shares held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice, by or on behalf of, such stockholder and any Stockholder Associated Persons, the effect or intent of which is to provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of shares held by, mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such Stockholder Associated Person, with respect to shares of stock of the Corporation, (E) any material interest of such stockholder and any Stockholder Associated Person in such business, (F) any direct or indirect legal, economic or financial interest (including short position) of such stockholder and any Stockholder Associated Person in the outcome of any vote to be taken with respect to any matter that is substantially related, directly or indirectly, to any business proposed to be brought before a meeting by any stockholder under these Bylaws, (G) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person or any other person representing such stockholder has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such stockholder or person, (H) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such stockholder or Stockholder Associated Person is a party, (I) any equity interests, including any convertible, derivative or short positions, in any principal competitor of the Corporation held by such stockholder or Stockholder Associated Person (for purposes of this Section 2.7(a), a person shall be deemed to have a short position in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (J) any performance-related fees (other than an asset- based fee) to which such person or any affiliate or immediate family member of such person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any derivative securities of the Corporation’s equity, (K) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (L) any other information related to such stockholder or Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, (M) a certification that such stockholder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (N) a statement as to whether such stockholder or any Stockholder Associated Person intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal, and (O) a representation as to the accuracy of the information set forth in the notice. “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, or Rule 16a-1(a)(2), or any successor provisions, under the Exchange Act) or (C) any person directly or indirectly controlling, controlled by or under common control with such stockholder or Stockholder Associated Person.

(iii)       No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)       In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a- 8 under the Exchange Act.

(b)         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)          Certain Definitions. For purposes of these Bylaws, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto), (ii) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Norwalk, Connecticut or New York City, New York are authorized or obligated by law or executive order to close, (iii) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day, and (iv) delivery of materials by a shareholder to the Corporation as required under Section 3.2 shall be made by hand delivery, overnight courier service, or by certified or registered mail, return receipt required.

(d)        A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Section 2.7 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 2.7 is true and correct as of the record date for notice of the meeting and as of the date that is ten days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable.

Section 2.8        Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. The chairman of the meeting’s rulings on procedural matters shall be final. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9         Consents in Lieu of Meeting. Except as may be otherwise provided for or fixed pursuant to the Certificate of Incorporation relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE III
DIRECTORS

Section 3.1        Powers; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. The number of directors constituting the Board shall be not fewer than 7 and not more than 15. Subject to the previous sentence, the precise number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board. Vacancies in the Board may be filled by a majority of the directors then in office pursuant to the Certificate of Incorporation. Directors shall otherwise be elected by the stockholders at the annual meeting and shall hold office until the next annual election and until their successors are elected and qualified.

Section 3.2          Advance Notice for Nomination of Directors.

(a)         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who was a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2, on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting and on the date of such meeting, (B) who is entitled to vote at the meeting, and (C) who complies with the notice procedures set forth in this Section 3.2.

(b)        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders to be held after January 1, 2021, be deemed to have occurred on May 5, 2021); provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(c)         Notwithstanding anything in Section 3.2(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for notice of nominations would otherwise be due under Section 3.2(b) and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d)        To be in proper written form, a stockholder’s notice of a nomination of a person or persons for election as a director or directors to the Secretary must set forth, on the form provided to the stockholder upon written request to the Secretary and verification that the requesting party is a stockholder or is acting on behalf of a stockholder:

(i)         as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person (present and for the past five years), (C) the ownership information specified in Sections 3.2(d)(ii)(B) through (J) for such person and any member of the immediate family of such person, or any affiliate or associate of such person, or any person acting in concert therewith, (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in any proxy statement for the applicable stockholder meeting and any associated proxy card as a nominee and to serving as a Director if elected), (E) a completed, accurate and signed questionnaire (in the form to be provided by the Secretary to any stockholder of record identified by name within seven days of any written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made, and (F) a written representation and agreement (in the form to be provided by the Secretary to any stockholder of record identified by name within seven days of any written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the  proposed nominee’s  fiduciary duties under  applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (4) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; and

(ii)        as to the stockholder giving the notice (A) the name and record  address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and the name and address of any other Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation (including any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and any Stockholder Associated Person that are separated or separable therefrom) that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and by any other Stockholder Associated Person (including any shares of any class or series of the Corporation as to which such stockholder has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time, including where such stockholder has any proportionate interest in shares held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner), (C) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any arrangements or understandings relating to the nomination to be made by such stockholder, among such stockholder and any Stockholder Associated Person, each proposed nominee and any other person or persons (including their names), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice, by or on behalf of, such stockholder and any Stockholder Associated Persons, the effect or intent of which is to provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of shares held by, mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such Stockholder Associated Person, with respect to shares of stock of the Corporation, (E) any material interest of such stockholder and any Stockholder Associated Person in such nomination, (F) any direct or indirect legal, economic or financial interest (including short position) of such stockholder and any Stockholder Associated Person in the outcome of any vote to be taken at any meeting of stockholders of any other entity with respect to any matter that is substantially related, directly or indirectly, to any nomination by any stockholder under these Bylaws, (G) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person or any other person representing such stockholder has a right to vote any shares of the Corporation or which has the effect of increasing or decreasing the voting power of such stockholder or person, (H) any material pending or threatened legal proceeding involving the Corporation, any affiliate of the Corporation or any of their respective directors or officers, to which such stockholder or Stockholder Associated Person is a party, (I) any equity interests, including any convertible, derivative or short positions, in any principal competitor of the Corporation held by such stockholder or Stockholder Associated Person (for purposes of this Section 3.2(d), a person shall be deemed to have a short position in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (J) any performance-related fees (other than an asset-based fee) to which such person or any affiliate or immediate family member of such person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any derivative securities of the Corporation’s equity, (K) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (L) in the case of a nomination of one or more persons for election to the Board in reliance on Rule 14a-19, a representation that the stockholder or the beneficial owner, if any, will or is part of a group that will (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or its form of proxy, (3) otherwise comply with Rule 14a- 19 under the Exchange Act and (4) provide the Secretary, not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner, if any, complied with such representations, (M) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules, regulations and schedules promulgated thereunder, and (N) a statement as to whether such stockholder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such stockholder’s nominees or otherwise to solicit proxies or votes from stockholders in support of the nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in any proxy statement for the applicable stockholder meeting and any associated proxy card and to serve as a director if elected.

(e)         The Corporation may also, as a condition to any such nomination, require any nominating stockholder or any proposed nominee to deliver to the Secretary, within seven days of any such request, such other information (A) as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation and, (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (B) that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(f)         A stockholder providing notice of a director nomination to be made at an annual meeting pursuant to Section 3.2 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 3.2, as applicable, is true and correct as of the record date for notice of the meeting and as of the date that is ten days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation, as promptly as practicable. Notwithstanding the foregoing, following the conclusion of the relevant time period to provide timely notice to the Corporation pursuant to Section 3.2, a stockholder will not be permitted to update the information provided or required to be provided in such notice to substitute or replace a nominee.

(g)         If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, that any stockholder failed to comply with its representations given pursuant to this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall be deemed defective and disregarded and shall not be considered at the meeting in question and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(h)         In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation or the right of the Board to fill newly created directorships and vacancies on the Board pursuant to the Certificate of Incorporation.

(i)         In the event a stockholder no longer intends to solicit proxies in accordance with its representations pursuant to Section 3.2(d)(ii)(L), the stockholder must notify the Corporation of such change by written notice to the Secretary within two business days of the occurrence of such change.

Section 3.3         Compensation.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV
BOARD MEETINGS

Section 4.1         Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2          Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3        Special Meetings. Special meetings of the Board shall be called by the Chairman of the Board, by the President, or by the Secretary on the written request of at least a majority of directors of the Board assuming no vacancies on the Board, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent for next day delivery by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4         Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5       Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6        Organization. Unless otherwise determined by the Board, one of the following shall act as chairperson of the meeting, in the following order of precedence: (a) the Chairman of the Board, (b) the Chief Executive Officer (if he or she shall be a director), (c) the Lead Independent Director (if any), (d), the President (if he or she shall be a director) or (e) a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 5.1        Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2        Available Powers. Any committee established pursuant to Section 5.1, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3          Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint such alternate member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4         Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI
OFFICERS

Section 6.1          Officers. The officers of the Corporation elected by the Board shall be a
Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, an executive Chairman of the Board, President, Vice Presidents, Assistant Secretaries, Treasurer and Assistant Treasurers) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI or such other authority as may be specifically conferred by the Board upon such election. Such officers shall also have such other powers and duties as from time to time may be conferred by the Board. The Chairman of the Board, Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Executive Directors, Vice Presidents or Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a)         Chairman of the Board. The Board may appoint a Chairman of the Board. If the Board appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him by the Board, including as an officer of the Corporation if so designated. Unless otherwise provided by the Board, he or she shall preside at all meetings of the stockholders and the Board. The Chairman of the Board shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The Chairman of the Board must be a director of the Corporation. The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b)         Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c)        President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person. If no President has been appointed, the Chief Executive Officer shall be the President.

(d)        Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)         Secretary.

(i)         The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he or she be absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)       The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)         Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)         Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)         Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

(i)         Assistant Treasurers. The Assistant Treasurer or, if there be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and have the powers of the Treasurer.

Section 6.2         Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chairman of the Board, Chief Executive Officer or President may also be removed, with or without cause, by the Chairman of the Board, Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chairman of the Board, Chief Executive Officer or President may be filled by the Chairman of the Board, Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3          Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4        Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII
SHARES

Section 7.1          Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2          Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written or electronic notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3         Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4          Consideration and Payment for Shares.

(a)         Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)         Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5          Lost, Destroyed or Wrongfully Taken Certificates.

(a)        If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)         If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6          Transfer Agent and Transfers of Stock.

(a)        The Board may appoint one or more bank or trust companies organized under the laws of the United States or any state thereof to act as transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the Corporation

(b)         Transfers of shares of stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof. Certificated shares, if any, shall be transferred only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Uncertificated shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board may make such additional rules and regulations, subject to any applicable requirement of law, as it may deem necessary and appropriate concerning the issue, transfer and registration of transfer of shares of stock of the Corporation.

(c)          Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7          Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8          Effect of the Corporation’s Restriction on Transfer.

(a)         A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate or certificates representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent in writing or by electronic transmission by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)         A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent in writing or by electronic transmission by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9       Regulations.  The  Board  shall  have  power  and  authority  to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII
INDEMNIFICATION

Section 8.1      Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative investigative or otherwise (including by or in the right of the Corporation to procure a judgment in its favor) (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.5 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board; provided, further, that the Corporation shall indemnify an Indemnitee in connection with any judicial action or arbitration to enforce such Indemnitee’s rights under this Article VIII.

Section 8.2         Right   to   Advancement   of   Expenses.   In   addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3          Procedure for Advancement of Expenses.

(a)        To obtain indemnification, an Indemnitee shall submit to the Chief Executive Officer or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The Secretary of the Corporation shall promptly advise the Board in writing that the Indemnitee has requested indemnification. The determination of the Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request and Supporting Documentation and unless a contrary determination is made, such indemnification shall be paid in full not later than five (5) days after such determination has been made, or is deemed to have been made as provided in Section 8.4(b) or Section 8 .4(c).

(b)        The Indemnitee’s entitlement to indemnification shall be determined in one of the following ways: (i) by a majority vote of the Disinterested Directors or a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (as hereinafter defined) (which term shall mean the Disinterested Director, if there is only one); (ii) by a written opinion of the Independent Counsel (as hereinafter defined) if (A) a majority of the Disinterested Directors so directs; (B) there is no Disinterested Director, or (C) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests in which case the Disinterested Directors shall be deemed to have so directed; (iii) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (iv) as provided in Section 8.4(b) or Section 8.4(c).

(c)        In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.3(b), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

Section 8.4          Presumption and Effect of Certain Proceedings.

(a)       Except as otherwise expressly provided in this Article VIII, the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation. In any determination or review of any determination, and in any judicial action or arbitration relating to the rights conferred in Article VIII, the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination, including the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination that the Indemnitee is not entitled to indemnification, and also the burden of proof on any of the issues which may be material to a determination that the indemnitee is not entitled to indemnification. Neither a failure to make such a determination of entitlement nor an adverse determination of entitlement to indemnification shall be a defense of the Corporation in an action or proceeding brought by the Indemnitee or by or on behalf of the Corporation relating to indemnification or create any presumption that the Indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnification.

(b)       In any event, if the person or persons empowered under Section 8.3(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. The termination of any proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

(c)        With regard to the right to indemnification for expenses, (i) if and to the extent that the Indemnitee has been successful on the merits or otherwise in any proceeding, or (ii) if a proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, or (iii) if and to the extent that the Indemnitee was not a party to the proceeding, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be defeated or diminished by any determination which may be made pursuant to Section 8.3(b) or Section 8.3(c).

(d)         The Indemnitee shall be presumptively entitled to indemnification in all respects for any act, omission or conduct taken or occurring which (whether by condition or otherwise) is required, authorized or approved by any order issued or other action by any commission or governmental body pursuant to any federal statute or state statute regulating the Corporation or any of its subsidiaries by reason of its status as a public utility or public utility holding company or by reason of its activities as such. To the extent permitted by law, the presumption shall be conclusive on all parties with respect to acts, omissions or conduct of the Indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary. No presumption adverse to an Indemnitee shall be drawn with respect to any act, omission or conduct of the Indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiaries taken or occurring in the absence of, or inconsistent with, any order issued or action by any commission or governmental body.

Section 8.5          Remedies of Indemnitee.

(a)         In the event that a determination is made pursuant to Section 8.3 that the Indemnitee is not entitled to indemnification under this Article VIII, or if payment is not timely made in full following a determination of entitlement to indemnification pursuant to Section 8.3 or Section 8.4, or if an advancement of expenses is not timely made pursuant to Section 8.3, (i) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to payment either, at the indemnitee’s sole option, in (A) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (B) to the extent consistent with law, arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (ii) any such judicial action or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of any adverse determination; and (iii) in any such judicial action or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article VIII.

(b)         If a determination shall have been made or deemed to have been made, pursuant to Section 8.3 or Section 8.4, that the Indemnitee is entitled to indemnification, the Corporation shall be conclusively bound by such determination and the Indemnitee shall be entitled to such indemnification, unless (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee’s sole option, arbitration (as provided in Section 8.5(a)). Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a circumstance described in subclause (i) of this Section 8.5(b) or a prohibition of law (both of which are herein referred to as a “Disqualifying Circumstance”). In either instance, if the Indemnitee shall elect, at his or her sole option, that such dispute shall be determined by arbitration (as provided in Section 8.5(a)), the Indemnitee and the Corporation shall submit the controversy to arbitration. In any such judicial action or arbitration, whether brought by the Indemnitee or the Corporation, Indemnitee shall be entitled to indemnification unless the Corporation can satisfy the burden of proof that indemnification is prohibited by reason of a Disqualifying Circumstance.

(c)          The Corporation shall be precluded from asserting in any judicial action or arbitration commenced pursuant to this Section 8.5 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this Article VIII.

(d)       In the event that the Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication of or an award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Article VIII, or is otherwise involved in any judicial action or arbitration with respect to rights conferred in this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him or her if the Indemnitee prevails in such judicial action or arbitration, to the fullest extent permitted by applicable law as then in effect. If it shall be determined in such judicial action or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial action or arbitration shall be prorated accordingly.

Section 8.6         Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise. For the avoidance of doubt, an Indemnitee shall be free to proceed under any of the rights or procedures available to him or her.

Section 8.7         Insurance. The Corporation shall maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.8          Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.9        Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.10       Certain Definitions. For purposes  of this  Article VIII,  (a)  references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL; (e) “Change of Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which, members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two- thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; (f) “Disinterested Director” shall mean a director of the Corporation who is not or was not a material party to the proceeding in respect of which indemnification is sought by the Indemnitee; (g) “Independent Counsel” shall mean a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (i) the Corporation or the Indemnitee in any manner or (ii) any other party to the proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Article VIII.

Section 8.11       Contract  Rights.  The  rights  provided  to  Indemnitees  pursuant  to this Article VIII (a) shall be contract rights based upon good and valuable consideration, (b) shall fully vest at the time the Indemnitee first assumes his or her position as a director, officer, agent or employee of the Corporation, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and (e) shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.12      Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Article VIII or under governing corporate law or otherwise may consider or take action as the Board or may consider or take action as a committee or individually or otherwise. In the event that Disinterested Directors consider or take action as the Board, one-third of the whole Board of Directors shall constitute a quorum.

Section 8.13        Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

ARTICLE IX
MISCELLANEOUS

Section 9.1         Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5(a), then such meeting shall not be held at any place.

Section 9.2          Fixing Record Dates.

(a)         In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a record date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3          Means of Giving Notice.

 (a)       Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b)        Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)        Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)        Electronic Mail. “Electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

(e)        Electronic Mail Address. “Electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

(f)        Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(g)       Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then- current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4        Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5          Meeting Attendance via Remote Communication Equipment.

(a)        Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)          participate in a meeting of stockholders; and

(ii)        be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

(b)        Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6        Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock or any class thereof, subject to applicable law and the Certificate of Incorporation.

Section 9.7          Reserves. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8          Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9          Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10       Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 9.11        Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12       Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13      Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14       Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15        Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; provided, further, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE X
EMERGENCY BYLAWS

Section 10.1       During periods of emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including but not limited to, an epidemic or pandemic, and a declaration of national emergency by the United States government or other similar emergency condition, the provisions of this Article X shall apply notwithstanding any different provisions elsewhere contained in these Bylaws.

Section 10.2       Whenever, during such emergency irrespective of whether a quorum of the Board or a standing or special committee thereof can readily be convened for action, a meeting of such Board or committee thereof may be called by any officer of the Corporation or director by a notice of the time and place given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publications or radio. Three directors in attendance at the meeting shall constitute a quorum; provided, however, that the officers of the Corporation or other persons present who have been designated on a list approved by the Board before the emergency, all in such order of priority and subject to such conditions and for such period of time as may be provided in the resolution approving such list, or in the absence of such a resolution, the officers of the Corporation who are present, in order of rank, and within the same rank in order of seniority, shall to the extent required to provide a quorum be deemed directors for such meeting.

Section 10.3       The Board, both before or during any such emergency, may provide and modify lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

Section 10.4      The Board, both before or during any such emergency, may, effective as of the emergency, change the principal executive office or designate several alternative principal executive offices or regional offices or authorize the officers of the Corporation so to do.

Section 10.5       No director or officer or employee of the Corporation acting in accordance with this Article X shall be liable for any act or failure to act, except for willful misconduct.

Section 10.6       To the extent not inconsistent with this Article X, all other Articles of these Bylaws shall remain in effect during any emergency described in this Article X and, upon termination of the emergency (to be determined by the Board in its sole discretion), the provisions of this Article X shall cease to be operative.